SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )

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VALIC COMPANY II
(Name of Registrant as Specified in its Charter)

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VALIC Company II
2929 Allen Parkway
Houston, Texas 77019

November __, 2004

Dear Participant:

             The enclosed Information Statement relates to a recent change of the investment sub-adviser for the Mid Cap Growth Fund (the "Fund") of VALIC Company II ("VC II"). On October 19, 2004, the Board of Trustees of VC II approved the replacement of INVESCO Institutional (N.A.), Inc. ("INVESCO") as investment sub-adviser for the Fund with A I M Capital Management, Inc. ("AIM"), effective October 20, 2004.

             This change is a result of AMVESCAP PLC, the parent company to INVESCO and AIM, restructuring its U.S. mutual fund operations to create a single U.S. retail brand under AIM Investments. As part of AMVESCAP's final steps in the restructuring process, AIM is transitioning into the role of sub-adviser for certain external mutual funds sub-advised by INVESCO, which includes the Fund.

             The change of sub-adviser from INVESCO to AIM did not result in any modifications to the Fund's principal investment objective or investment strategy as stated in the VALIC Company II prospectus dated January 1, 2004, or to the advisory fees payable by the Fund. We are sending you this Information Statement, which describes the management structure of the Fund, the ownership of AIM and the terms of the investment sub-advisory agreement with AIM, which the Board of Trustees, including all of the independent Trustees, have approved.

             This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

Evelyn Curran
President
VALIC Company II

VALIC Company II
MID CAP GROWTH Fund
2929 Allen Parkway
Houston, Texas 77019

INFORMATION STATEMENT

Introduction

This Information Statement is being provided to the shareholders of the Mid Cap Growth Fund (the "Fund") of VALIC Company II ("VC II") in lieu of a proxy statement in connection with a change of sub-adviser from INVESCO Institutional (N.A.), Inc. ("INVESCO") to A I M Capital Management, Inc. ("AIM"). INVESCO and AIM are both subsidiaries of AMVESCAP, PLC.

This change comes as a result of AMVESCAP restructuring its U.S. mutual fund operations to create a single U.S. retail brand under AIM Investments. As part of the final steps in the restructuring process, AIM is transitioning into the role of sub-adviser for certain external mutual funds sub-advised by INVESCO, which includes the Fund.

INVESCO Funds Group, Inc. ("IFG") served as the sub-adviser for the Fund from September 29, 2000 to May 1, 2004 pursuant to an investment sub-advisory agreement dated August 29, 2001 between IFG and The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser") (the "INVESCO Sub-Advisory Agreement"). In April 2004, the Board of Trustees of VC II (the "Board"), including all of those Trustees who are not interested persons of any such party ("Independent Trustees"), as defined by the Investment Company Act of 1940, as amended, (the "1940 Act"), approved the assignment of the INVESCO Sub-Advisory Agreement from IFG to INVESCO, which became effective May 1, 2004. The INVESCO Sub-Advisory Agreement was most recently approved by the Board, including the Independent Trustees, on July 20, 2004.

On October 19, 2004, the Board approved the change of sub-adviser from INVESCO to AIM and approved an Investment Sub-Advisory Agreement for the Fund between VALIC and AIM (the "AIM Sub-Advisory Agreement"). The AIM Sub-Advisory Agreement is the same in all material respects to the INVESCO Sub-Advisory Agreement, except for the name of the sub-adviser, effective date, and term. Total annual operating expenses of the Fund have not changed as a result of the engagement of AIM as sub-adviser. The costs associated with the preparation, printing and mailing of this Information Statement are being borne by VALIC.

Exemptive Order Relieving VC II from obtaining Shareholder Approval for Change of Sub-adviser

VC II has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new unaffiliated sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including all of the Independent Trustees, must first approve the sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Within 90 days of such a change, the Fund will provide information to shareholders about the new sub-adviser and its agreement. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about November 29, 2004, to all participants in a variable annuity or variable insurance contract ("Contract") or employer sponsored retirement plan ("Plan") who were invested in the Fund as a variable investment option on or prior to October 19, 2004 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

The Adviser and its Responsibilities

VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas. VALIC oversees the day-to-day operations of the Fund. VALIC employs a sub-adviser who makes investment decisions for the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine portfolio holdings that meet the Fund investment objective and performance benchmark.

As the Adviser to the Fund, VALIC monitors the sub-adviser and compares Fund performance with relevant market indices and peer groups. VALIC watches for corporate actions and examines the sub-adviser's compliance with VALIC's and the Fund's policies. VALIC regularly provides written reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended IFG and AIM because of their organizational structure, investment process and style and long-term performance record.

Under the Investment Advisory Agreement between VALIC and VC II, VALIC received an annual advisory fee with respect to services provided to the Fund for the fiscal year ended August 31, 2004 of $395,185, or 0.80% of average daily net assets.

The AIM Sub-Advisory Agreement

Pursuant to the AIM Sub-Advisory Agreement, AIM has agreed to provide an investment program for the Fund and is responsible for the investment and reinvestment of the Fund's assets. AIM selects securities for the Fund, subject to VALIC's oversight. AIM may place trades through brokers of its choosing and will take into consideration the quality of the brokers' services and execution. For these services, VALIC pays AIM a sub-advisory fee, based on the average daily net assets of the Fund.

For the fiscal year ended August 31, 2004, VALIC paid INVESCO and IFG sub-advisory fees of $271,545 in the aggregate. The advisory fees retained by VALIC for the period were 0.25% or $123,639 for the Fund. If AIM had served as sub-adviser for the last fiscal year, VALIC would have paid AIM the same amount.

The AIM Sub-Advisory Agreement provides that AIM shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the AIM Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The AIM Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The AIM Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The AIM Sub-Advisory Agreement is attached to this information statement as Exhibit A.

Effective and Termination Dates: The AIM Sub-Advisory Agreement was unanimously approved by the Board, including all of the Independent Trustees, on October 19, 2004. The effective date of the AIM Sub-Advisory Agreement was October 20, 2004. The AIM Sub-Advisory Agreement will be considered for renewal in 2005.

Board Considerations

At a meeting held on October 19, 2004, the Board, including all of the Independent Trustees, authorized VALIC to terminate the INVESCO Sub-Advisory Agreement and approved the AIM Sub-Advisory Agreement following presentations by VALIC and representatives of AIM. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the AIM Sub-Advisory Agreement. In considering the AIM Sub-Advisory Agreement for the Fund, the Board reviewed various materials relating to the Fund and AIM.

The Board noted that AIM is an affiliate of both INVESCO and IFG. The Board then reviewed the experience and credentials of the investment personnel who are responsible for managing the investment and reinvestment of portfolio securities with respect to the Fund and considered the performance of the Fund by the portfolio managers based on information presented at the July 2004 meeting of the Board. Specifically, the Board noted that the portfolio managers of INVESCO, Messrs. Paul J. Rasplicka and Michael Chapman, will continue to serve as portfolio managers for the Fund, but as employees of AIM rather than of INVESCO. Management then noted that the investment objective, investment strategies and investments risks of the Fund will not change. The Board also considered that the Fund's management fees and total expenses would not change upon the engagement of AIM as sub-adviser to the Fund, and that the sub-advisory fees payable to AIM would not change. The Board concluded that the transition from INVESCO to AIM as sub-adviser would be accomplished with minimal disruption to the Fund and its performance.

In addition, the Board reviewed AIM's code of ethics and determined that it contains provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts by its personnel in connection with their personal transactions in securities held or to be acquired by the Fund. The Board considered AIM's financial condition and profitability and benefits potentially accruing to AIM and its affiliates from brokerage relationships with broker-dealers who execute transactions on behalf of the Funds. Based upon this and other information, the Board determined that AIM is able to provide reasonable and adequate services to the Fund.

Based upon its review and representations made to it, and as part of their deliberations, the Board, including all of the Independent Trustees, evaluated the services to be rendered by AIM, its qualifications and the experience of its investment personnel, and concluded that AIM is qualified to manage the Fund's assets in accordance with its investment objective and policies. Based on its review and consideration of these same factors and on AIM's financial condition, the Board, including all of the Independent Trustees, concluded that AIM possesses the capability and resources to perform the duties required of it under the AIM Sub-Advisory Agreement.

Based upon its review of the AIM Sub-Advisory Agreement and representations made to it, the Board, including all of the Independent Trustees, concluded that (1) the terms of the AIM Sub-Advisory Agreement are reasonable, fair and in the best interest of the Fund and its shareholders, and (2) the sub-advisory fee rate provided in the AIM Sub-Advisory Agreement is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

Information about AIM

AIM is an indirect wholly-owned subsidiary of AMVESCAP PLC, an international investment management company based in London, with money managers located in Europe, North and South America, and the Far East. AIM is a direct wholly-owned subsidiary of AIM Management Group, Inc. As of September 30, 2004, AIM and its affiliates managed approximately $132 billion in assets.

AIM is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with AIM or its affiliates since the beginning of the Fund's most recent fiscal year. AIM and AIM Management Group's principal offices are located at 11 Greenway Plaza, Houston, Texas 77046. AMVESCAP's principal offices are located at 11 Devonshire Square, London, EC2M, 4YR, United Kingdom.

The following chart lists the principal executive officer and the directors of AIM and their principal occupations. The business address of each officer and director is 11 Greenway Plaza, Houston, Texas 77046.

Name	Position with AIM and Principal Occupation
Edgar M. Larsen	Chairman of the Board, Chief Executive Officer, Chief Investment Officer and Director of Investments
Mark H. Williamson	Director
Lisa A. Brinkley	Chief Compliance Officer, Vice President
Donna F. Anderson	Director of Equity Research, Vice President of Investments
Stuart W. Coco	Managing Director
Dawn M. Hawley	Managing Director, Treasurer and Vice President
Benjamin A. Hock, Jr.	Managing Director and Managing Director of Sub-Advised Accounts
Karen D. Kelley	Managing Director
Mark E. McMeans	Managing Director
Ronald P. Stein	Managing Director
Phil Ferguson	Managing Director, Chief Equity Officer, Senior Vice President and Vice President of Investments
Robert G. Alley	Chief Fixed Income Officer

AIM is the investment adviser for other mutual funds that have an investment objective similar to the Fund. The names of such funds, together with information concerning each fund's assets, the annual fees paid to AIM for its services, are set forth below.
Fund Name	Assets as of 10/22/04	Fee Rate
AIM Dynamics Fund	$2.76 billion

-  0.60% on the first $350 million of average net assets;
-  0.55% on the next $350 million of average net assets;
-  0.50% of the average net assets from $700 million;
-  0.45% of the average net assets from $2 billion;
-  0.40% of the average net assets from $4 billion;
-  0.375% of the average net assets from $6 billion; and
-  0.35% of the average net assets from $8 billion.

SVS INVESCO Dynamics Growth Fund	$36.9 million

-  0.55% on first $100 million of average net assets;
-  0.525 on next $400 million of average net assets;
-  0.50% on next $500 million of average net assets; and
-  0.47% on of average net assets over $1 billion

Information about INVESCO

INVESCO is an indirect wholly-owned subsidiary of AMVESCAP, PLC, and is an affiliate of AIM and IFG. INVESCO's business address is 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

Other Service Agreements

VC II has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("SAAMCo") to provide transfer agency services as well as accounting and administrative services to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2004, the Fund paid VALIC and SAAMCo $2,714 and $158,282, respectively, for services provided under such agreements. SAAMCo is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311.

ANNUAL REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
-	write to: VALIC Company II 2929 Allen Parkway Houston, Texas 77019
-	call (800) 448-2542; or
-	access the Report through the Internet at www.aigvalic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, A36-03, Houston, Texas 77019.

OWNERSHIP OF SHARES

As of the Record Date, there were 6,924,372 shares of the Fund outstanding. All outstanding shares of the Fund are owned of record, in the aggregate, by VALIC Separate Account A, the VC II Aggressive Growth Lifestyle Fund, the VC II Conservative Growth Lifestyle Fund and the VC II Moderate Growth Lifestyle Fund. To VALIC's knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

	Mid Cap Growth Fund
	Shares	%
VALIC Separate Account A . . . . . . . . . . . . .	6,925,671	93.3%
VC II Aggressive Growth Lifestyle Fund . .	240,967	3.2%
VC II Conservative Growth Lifestyle Fund .	96,953	1.3%
VC II Moderate Growth Lifestyle Fund . . . .	161,594	2.2%
Total Shares Outstanding . . . . . . . . . .	7,425,185 ========	100.00% ===========

Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 20th day of October, 2004, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and A I M CAPITAL MANAGEMENT, INC., hereinafter referred to as the "SUB-ADVISER."
VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

(b)

VALIC is engaged as the investment adviser of VALIC Company II ("VC II"), an investment company organized under the laws of Delaware as a business trust. VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)

VC II currently consists of fifteen portfolios ("Funds"):
Aggressive Growth Lifestyle Fund
Capital Appreciation Fund
Conservative Growth Lifestyle Fund
Core Bond Fund
High Yield Bond Fund
International Small Cap Equity Fund
Large Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Moderate Growth Lifestyle Fund
Money Market II Fund
Small Cap Growth Fund
Small Cap Value Fund
Socially Responsible Fund
Strategic Bond Fund

In accordance with the VC II Agreement and Declaration of Trust (the "Declaration"), new Funds may be added to VC II upon approval of the Board of Trustees without the approval of shareholders. This Agreement will apply only to the Covered Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund(s)").

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the VC II Board of Trustees and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the VC II Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the VC II Board of Trustees and provided to the SUB-ADVISER in writing, shall:

(a)

manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility on a monthly basis (unless otherwise agreed upon by the parties hereto) and at such other times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions. Subject to approval by the VC II Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

VALIC may direct the SUB-ADVISER to use a particular broker or dealer for one or more trades if, in the sole opinion of VALIC, it is in the best interest of the Covered Fund to do so. Any such direction shall be in writing and in a form satisfactory to SUB-ADVISER.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund's Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the VC II Board of Trustees regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their reasonable written request all of the Covered Fund(s)= investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the Board of Trustees such periodic and special reports as VALIC and the VC II Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Trustees has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC II to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the VC II Board of Trustees.

The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of the VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC II (i) to pay cash for securities and other property delivered to the Custodian for VC II, (ii) to deliver securities and other property against payment for VC II, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Fund(s) considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC II other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement. VALIC and SUB-ADVISER acknowledge that VC II will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the VC II Declaration and Bylaws. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the VC II Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

3.	Scope of the SUB-ADVISER's Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund. In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in the Covered Fund, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the VC II Board of Trustees or a majority of that Fund's outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the Covered Fund(s) with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund's property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC II's Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund(s) in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund(s) as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund(s), except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund(s), but only to the extent that such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:
Attn: Nori L. Gabert, Esq. 2929 Allen Parkway Houston, Texas 77019 Tel: (713) 831-5165 Fax: (713) 831-2258

If to SUB-ADVISER:
AIM Legal Department A I M Capital Management, Inc. 11 Greenway Plaza, Suite 100 Houston, TX 77046 ATTN: Jim Coppedge, Associate General Counsel Tel: (713) 214-7264 Fax: (713) 993-9185

           The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ EVELYN M. CURRAN Name: EVELYN M. CURRAN Title: Senior Vice President

ATTEST: /S/ MARK MATTHES

A I M CAPITAL MANAGEMENT, INC.

By: /s/ RONALD P. STEIN Name: RONALD P. STEIN Title: CCO - Investments

ATTEST: /s/ J. CEUS